UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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HANSEN NATURAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HANSEN NATURAL CORPORATION

1010 Railroad Street

Corona, California 92882

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 20, 2007

On or about March 15, 2007, we mailed a definitive proxy statement relating to a special meeting of the stockholders of Hansen Natural Corporation (“Hansen” or the “Company”) scheduled for April 20, 2007, to consider and vote upon a proposal to approve an amendment to Section 4(a) of the Company’s Stock Option Plan for Outside Directors (the “1994 Plan”), which extends the time period during which grants may be made under the 1994 Plan through November 30, 2004 (the “Plan Amendment”).  As indicated in the definitive proxy statement, the purpose of the Plan Amendment extending the time period during which awards may be granted under the 1994 Plan is to encompass the grant of an option to a then newly elected director, Mr. Sydney Selati, thereby bringing the Company into compliance with Nasdaq Marketplace Rule 4350(i)(1)(A).

Mr. Selati’s Option Agreement and the Plan Amendment are correctly described in the definitive proxy statement.  In order to clarify certain matters regarding documentation relating to the grant to Mr. Selati, we are providing the supplementary information set forth below.

The section of the proxy statement entitled “PROPOSAL ONE - APPROVAL OF AN AMENDMENT TO THE HANSEN NATURAL CORPORATION STOCK OPTION PLAN FOR OUTSIDE DIRECTORS” is hereby supplemented as follows:

The Company notes that an incorrect draft of Mr. Selati’s option agreement was mistakenly included as an Exhibit to the Company’s annual report on Form 10-K for the year ended December 31, 2005 (the “2005 Form 10-K”).   The incorrect draft mistakenly described Mr. Selati as an employee and indicated that the grant to Mr. Selati was made pursuant to a stock option plan for employees (the Hansen Natural Corporation Stock Option Plan), but included the correct purchase price, number of shares and vesting schedule.  The incorrect draft was never signed.  The Option Agreement that was actually signed by the parties is attached hereto in electronic form as Annex I.  The Option Agreement refers to Mr. Selati as a director and states that the grant to Mr. Selati was made pursuant to the 1994 Plan, the plan for outside directors.  In addition, the Company notes that the Form 5 filed by Mr. Selati on March 29, 2005 incorrectly stated that his Option was awarded pursuant to the Company’s 2001 Stock Option Plan, the plan for employees.

The Company also notes that its annual report on Form 10-K for the year ended December 31, 2003 indicated that options to purchase 64,000 shares of Hansen common stock remained available for grant under the 1994 Plan, whereas the annual report on Form 10-K for the year ended December 31, 2004 indicated that 52,000 shares of Hansen common stock remained available for grant under the 1994 Plan.  The only grant made to an outside director in 2004 was the Option grant to Mr. Selati for 12,000 shares.  In this regard it should also be noted that 64,000 shares (not 76,000 shares) were available for issuance under the 1994 Plan as of July 8, 2004.

Important Additional Information Regarding the Plan Amendment

In connection with the proposed Plan Amendment, Hansen has filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”).  STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT IN ITS ENTIRETY, AS IT CONTAINS IMPORTANT INFORMATION ABOUT THE PLAN AMENDMENT.   These materials should be read in conjunction with the proxy statement that you previously received.  If you would like another copy of the proxy statement, you may obtain a copy of the proxy statement and other materials filed by Hansen at the SEC’s website at http://www.sec.gov.   The proxy statement may also be obtained free of charge from Hansen by directing such requests to Hansen Natural Corporation, 1010 Railroad Street, Corona, California 92882, telephone: (951) 739-6200 and (800) HANSENS.

YOUR VOTE IS IMPORTANT. Whether or not you expect to attend the meeting, your vote is important.  If you have not already voted, please mark, date, sign and promptly return the enclosed proxy card. If you have already voted, we appreciate your vote, and the proxies named in the proxy card will vote in accordance with the instructions you provided.  If you have already voted and now elect to change your vote, you can re-vote by following the instructions on the enclosed proxy card. You may revoke your proxy any time prior to its exercise, and you may attend the special meeting and vote in person.

Annex I

STOCK OPTION AGREEMENT

This STOCK OPTION AGREEMENT (“Agreement”) is made as of November 5, 2004 by and between HANSEN NATURAL CORPORATION, a Delaware corporation (the “Company”), and Sydney Selati (“Holder”).

Preliminary Recitals

A.            Holder is a member of the Board of Directors of the Company (the “Board”) who:  (i) is not an employee of the Company or one of its subsidiaries or affiliates, (ii) has never served as a consultant of the Company or its subsidiaries or affiliates and (iii) the Company has never been contractually obligated to nominate as a member of the Board.

B.            Pursuant to the Hansen Natural Corporation Stock Option Plan For Outside Directors, as amended (the “Plan”), the Company desires to grant Holder a stock option to purchase shares of the Company’s common stock, par value $.005 per share (the “Common Stock”), subject to the terms and conditions of the Plan and subject further to the terms and conditions set forth below.

NOW, THEREFORE, the Company and Holder agree as follows:

1.              Grant of Stock Option.  The Company hereby grants to Holder, subject to the terms and conditions set forth herein, the stock option (the “Option”) to purchase up to 12,000 shares of Common Stock, at the purchase price of $25.80(1) per share (the “Exercise Price”), such Option to be exercisable and exercised as hereinafter provided.

2.              Exercise Period.  The Option shall expire on the date which is the earlier of (x) six (6) years after the date of grant or (y) three (3) months after the termination of the

(1)  [The $25.80 purchase price reflects the closing price of the Company’s stock on the Nasdaq Stock Market on November 5, 2004.  The original agreement contained a typographical error, transposing the last two digits of the purchase price, i.e. $25.08.  This error was corrected in early 2005 by a handwritten notation that was initialed by the parties.]

Holder’s membership on the Board unless the Holder’s membership on the Board terminates by reason of the death or Total Disability (as defined below) of holder.  If the Holder’s membership on the Board terminates due to his death or Total Disability, then the Option may be exercised to the extent vested at any time, or from time to time, within twelve (12) months after the date of termination, but not later than the expiration date specified in Section 3 (c) below, by Holder or the person or persons to which Holder’s rights under this Agreement pass by will, or if no such person has such right, by his executors or administrators.  For purposes of this Agreement, “Total Disability” means the complete and permanent inability of Holder to perform all of his duties as a director, as determined by the Board upon the basis of such evidence, including independent medical reports and data, as the Board deems appropriate or necessary.

3.              Exercise of Option.

(a)            Subject to the other terms of this Agreement regarding the exercisability of the Option, the Option may only be exercised in respect of the number of shares listed in column A from and after the exercise dates listed in column B:

Column “A”	Column “B”
Number of Shares	Exercise Date
4,000	November 5, 2005
4,000	November 5, 2006
4,000	November 5, 2007
12,000

(b)            This Option may be exercised, to the extent exercisable by its terms, from time to time in whole or in part at any time prior to the expiration thereof.  Any exercise shall be accompanied by a written notice to the Company specifying the number of shares as to which this Option is being exercised (the “Option Shares”).  Notations of any partial exercise or installment exercise, shall be made by the Company on Schedule A hereto.

(c)            Notwithstanding anything else herein to the contrary, this Option shall expire on November 5, 2010.

4.              Payment of Exercise Price.  At the time of any exercise of the Option the Exercise Price of the Option Shares shall be paid in full to the Company in either of the following ways or in any combination of the following ways:

(a)            By check or other immediately available funds.

(b)            With property consisting of shares of Common Stock, (the shares of Common Stock to be used as payment shall be valued as of the date of exercise of the Option, at the Closing Price as defined below.  For example, if Holder exercises the Option for 4,000 shares at a total Exercise Price of $12,000, assuming an Exercise Price of $3.00 per share, and the Closing Price is $5.00, he may pay for the 4,000 Option Shares by transferring 2,400 shares of Common stock to the Company.)

(c)            By delivering a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the company the amount of sale or loan proceeds necessary to pay the purchase price and applicable withholding taxes, and such other documents as the Committee may determine.

(d)            For purposes of this Agreement, the term “Closing Price” means, with respect to the Company’s Common Stock, the last sale price regular-way or, in case no such sale takes place on such date, the average of the closing bid and asked prices regular-way on the principal national securities exchange on which the securities are listed or admitted to trading; or, if they are not listed or admitted to trading on any national securities exchange, the last sale price of the securities on the consolidated transaction reporting system of the National Association of Securities Dealers (“NASD”), if such last sale information is reported on such system or, if not so reported, the average of the closing bid and asked prices of the securities on the National Association of Securities Dealers Automatic Quotation System (“NASDAQ”) or any comparable system or, if the securities are not listed on NASDAQ or a comparable system, the average of the closing bid and asked prices as furnished by two members of the NASD selected from time to time by the Company for that purpose.

5.             Purchase for Investment; Resale Restrictions.  Unless at the time of exercise of the Option there shall be a valid and effective registration statement under the Securities Act of 1933 (“‘33 Act”) and appropriate qualification and registration under applicable state securities laws relating to the Option Shares being acquired, Holder shall upon exercise of the Option give a representation that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the resale or distribution of any such shares.  In the absence of such registration statement, Holder shall execute a written affirmation, in a form reasonably satisfactory to the Company, of such investment intent. Holder further agrees that he will not sell or transfer any Option Shares until he requests and receives an opinion of the Company’s counsel or other counsel reasonably satisfactory to the Company to the effect that such proposed sale or transfer will not result in a violation of the ‘33 Act, or a registration statement covering the sale or transfer of the shares has been declared effective by the Securities and Exchange Commission, or he obtains a no-action letter from the Securities and Exchange Commission with respect to the proposed transfer.

6.             Nontransferability.  This Option shall not be transferable other than by will or by the laws of descent and distribution.  During the lifetime of Holder, this Option shall be exercisable only by Holder.

7.             Adjustments.

(a)            Subject to Section 7(b) below, in the event of any change in the outstanding Common Stock by reason of any stock recapitalization, merger, consolidation, combination or exchange of shares, the kind of shares subject to the Option and their purchase price per share (but not the number of shares) shall be appropriately adjusted consistent with such change in such manner as the Board may deem equitable.  In the event of a stock dividend or stock split the kind of shares, their purchase price per share and the number of shares shall be appropriately adjusted, consistent with such change in such manner as the Board may deem equitable.  Any adjustment so made shall be final and binding.

(b)            Notwithstanding anything else herein to the contrary, upon the occurrence of a Change in Control (as defined in the Plan), the Option or any portion thereof not theretofore exercisable shall immediately become exercisable in its entirety and the Option may be purchased by the Company for cash at a price equal to the Fair Market Value (as defined in the Plan) of the Option as determined in good faith by the Board.

8.             Reservation of Shares.  The Company shall reserve and keep reserved out of its authorized shares of Common Stock the number of shares of Common Stock that may be issuable from time to time upon exercise of the Option.

9.             No Rights as Stockholder.  Holder shall have no rights as a stockholder with respect to any shares of Common Stock subject to this Option prior to the date of issuance to him of a certificate or certificates for such shares.

10.           No Right to Continue Membership on Board.  This Agreement shall not confer upon Holder any right with respect to continuance on the Board nor shall it interfere in any way with the rights of Holder to terminate his membership on the Board at any time.

11.           Compliance With Law and Regulation.  This Agreement and the obligation of the Company to sell and deliver shares of Common Stock hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.  If at any time the Board shall determine that (I) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, is necessary or desirable as a condition of or in connection with the issue or purchase of shares of Common Stock hereunder, this Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Board.  Moreover, this Option may not be exercised if its exercise or the receipt of shares of Common Stock pursuant thereto would be contrary to applicable law.

12.           Tax Withholding Requirements.  The Company shall have the right to require Holder to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to the delivery of any certificate or certificates for Common Stock.

13.           Fractional Shares.  Notwithstanding any other provision of this Agreement, no fractional shares of stock shall be issued upon the exercise of this Option and the Company shall not be under any obligation to compensate Holder in any way for such fractional shares.

14.           Notices.  Any notice hereunder to the Company shall be addressed to it at its offices at 1010 Railroad Street, Corona, California 92882, Attention:  Rodney Sacks, and any notice to Holder shall be addressed to him at 10 Orchard Road, Suite 200, Lake Forest,

California 92630, subject to the right of either party to designate at any time hereafter in writing some other address.

15.           Amendment.  No modification, amendment or waiver of any of the provisions of this Agreement shall e effective unless in writing specifically referring hereto, and signed by both parties.

16.           Governing Law.  This Agreement shall be construed according to the laws of the State of Delaware and all provisions hereof shall be administered according to, and its validity shall be determined under, the, laws of such State, except where preempted by federal laws.

17.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, Hansen Natural Corporation has caused this Agreement to be executed by a duly authorized officer and Holder has executed this Agreement, both as of the day and year first above written.

HANSEN NATURAL CORPORATION

	By:	/s/ Rodney Sacks
Name: Rodney Sacks
Title: Chairman

HOLDER

/s/ Sydney Selati
Sydney Selati